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                                                              Exhibit 10.3

                                      NOTE


$20,770,826.00                                                December 8, 2000

      FOR VALUE RECEIVED, GALAXY INDUSTRIES CORPORATION, a Michigan corporation, MIDSTATE MACHINE PRODUCTS, a Maine corporation, NATIONWIDE PRECISION PRODUCTS CORP., a New York corporation and GENERAL AUTOMATION, INC., an Illinois corporation (collectively, the "Borrowers") HEREBY JOINTLY AND SEVERALLY PROMISE TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION, FOR ITSELF AND AS AGENT FOR CERTAIN PARTICIPANTS (the "Lender"), its successors and assigns, upon the term and conditions and in the manner hereinafter set forth, the principal sum of TWENTY MILLION SEVEN HUNDRED SEVENTY THOUSAND EIGHT HUNDRED TWENTY-SIX DOLLARS ($20,770,826.00) (the "Principal Sum"), or so much thereof as may be advanced and remain outstanding under the provisions of the Loan Agreement (hereinafter defined) together with accrued interest, at the rate or rates hereinafter set forth, on the unpaid principal balance hereof from time to time, from the date of this Note through and including the date the entire unpaid principal balance hereof has been repaid in full. All capitalized terms used in this Note (including, without limitation, the terms "Business Day", "Equipment Loan", "Default Rate", Interest Period", "LIBOR Rate, and "Obligors"), unless specifically defined herein, shall have the meanings ascribed to such terms in the Loan, Security and Guaranty Agreement dated as of even date herewith by and between the Borrowers, Precision Partners, Inc (the "Guarantor"), and the Lender (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Loan Agreement").

      1.    INTEREST ON EQUIPMENT LOAN.

            (a) Except for any period during which an Event of Default shall have occurred and be continuing, the Borrowers jointly and severally promise to pay interest (calculated on a daily basis) on the unpaid principal balance of the Equipment Loan until maturity (whether by acceleration, extension or otherwise) at the Applicable Rate (as hereinafter defined). As used herein, the term "Applicable Rate" means the floating and fluctuating per annum rate of interest equal at all times to the LIBOR Rate in effect from time to time, plus the Applicable Margin (as hereinafter defined). The determination by Lender of the LIBOR Rate shall be conclusive absent manifest error.

       Effective as of the date hereof, the Applicable Margin shall be 500 basis points; subject to the following adjustments:

            (i) If the Borrowers remain in compliance with Section 5.14 of the Loan Agreement, at all times during the period from the date hereof through June 30, 2001, and if no Event of Default shall have occurred and be continuing as of June 30, 2001, then, effective as of July 1, 2001, the Applicable Margin shall be reduced to 400 basis points.

            (ii) If the Borrowers remain in compliance with Section 5.14 of the Loan Agreement, at all times during the period from the date hereof through December 31, 2001, and if no Event of Default shall have occurred and be continuing as of December
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      31, 2001, then, effective as of January 1, 2002, the Applicable Margin shall be reduced to 325 basis points.

            (iii) If, at any time after the Applicable Margin is reduced to 400 basis points or 325 basis points as provided in clause (i) or clause (ii) above, the Borrowers fail to comply with Section 5.14 of the Loan Agreement, the Applicable Margin shall immediately and automatically be increased to 500 basis points. Thereafter, on the first day of the first month after the Borrowers provide the Lender with financial statements reflecting that the Borrowers are once again in compliance with the provisions of Section 5.14 of the Loan Agreement, provided that no Event of Default has then occurred and is continuing, the Applicable Margin shall once again be reduced to 400 basis points, or 325 basis points, as applicable.


      (b) After maturity, or during any period in which an Event of Default exists, the unpaid principal balance of the Equipment Loan shall bear interest at a rate equal to the Default Rate.

      2. REPAYMENT. The Borrowers jointly and severally promise to pay the unpaid balance of the Principal Sum, plus interest thereon, as follows:

            (a) Commencing on January 1, 2001 and continuing on the same day of each month thereafter until the Equipment Loan has been repaid in full, the Borrowers shall make consecutive monthly payments of accrued and unpaid interest.

            (b) Commencing on January 1, 2001 and continuing on the same day of each month thereafter through November 1, 2005, the Borrowers shall make fifty-nine (59) consecutive monthly payments of principal, each in the amount of $288,483.69.

            (c) Unless the maturity of this Note is extended as hereinafter provided, this Note shall mature, and the entire unpaid balance of the Principal Sum, together with all accrued and unpaid interest thereon, shall be due and payable on December 1, 2005.

      The Borrowers shall have the option to extend the maturity of this Note Loan for an additional period of twelve (12) months, provided that each of the following conditions precedent shall have been fulfilled or complied with to the complete satisfaction of the Lender:

            (i) The Borrowers shall give the Lender not less than five (5) days advance written notice of their intent to extend the maturity of this Note; and

            (ii) No Event of Default or Default shall have occurred under the Loan Documents and be continuing at the time that such extension is to become effective.

      If the maturity of this Note is extended as hereinabove provided, from and after the Initial Maturity Date, the unpaid balance of the Principal Sum, together with interest thereon, shall be repaid as follows:
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            (a) On the Initial Maturity Date, and continuing on the same day of each month thereafter until this Note has been repaid in full, the Borrowers shall continue to make consecutive monthly payments of accrued and unpaid interest.

            (b) On the Initial Maturity Date and continuing on the same day of each month thereafter, the Borrowers shall make twelve (12) consecutive monthly payments of principal, each in the amount of $288,483.69.

                   (c) This Note shall mature, and the entire unpaid balance of the Principal Sum, together with all accrued and unpaid interest thereon, shall be due and payable on December 1, 2006.

      3. BUSINESS DAYS. If payment on this Note becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate of interest as herein provided during such extension.

      4. EQUIPMENT LOAN ACCOUNT. The Lender will maintain on its books the Equipment Loan Account with respect to all repayments and prepayments, the accrual and payment of interest, and all other amounts and charges owing to the Lender in connection with the Equipment Loan. Except for demonstrable error, the Equipment Loan Account shall be conclusive as to all amounts owing by the Borrowers to the Lender in connection with and on account of the Equipment Loan.

      5. LOAN AGREEMENT. This Note is the "Note" issued pursuant to the provisions of the Loan Agreement, as the same may from time to time be amended, restated, supplemented, or otherwise modified. The obligations of the Borrowers evidenced by this Note are a part of the Obligations referred to in the Loan Agreement. The Lender is entitled to the benefits of the Loan Agreement and the other Loan Documents.

      6. PREPAYMENT OF EQUIPMENT LOAN. The Borrowers may prepay all or any portion of the Equipment Loan at any time and from time to time in whole or in part without premium or penalty. Any prepayment shall be applied first to accrued and unpaid interest, then to principal in inverse order of maturity.

      7. LATE CHARGES. If the Borrowers fail to make any payment of principal, interest, prepayments, fees or any other amount becoming due pursuant to the provisions of this Note within fifteen (15) Business Days after the same becomes due and payable, the Borrowers jointly and severally promise to pay to the Lender a late charge equal to five percent (5%) of the amount of such delinquent payment. Such 15-day period shall not be construed in any way to extend the due date of any such payment. Late charges are imposed solely for the purpose of defraying the Lender's expenses incident to the handling of delinquent payments, and are in addition to, and not in lieu of, the exercise by the Lender of any rights and remedies hereunder or under applicable laws and any fees and expenses of any agents or attorneys which the Lender may employ upon Default.

      8. DEFAULTS; REMEDIES. Upon the occurrence of an Event of Default specified in Sections 6.12 and 6.13 of the Loan Agreement, the unpaid balance of this Note, together with all
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accrued interest due thereon, shall immediately and automatically become due and payable by the Borrowers to the Lender. Upon the occurrence of any other Event of Default under the Loan Agreement, or upon the failure of the Borrowers to pay, as and when the same becomes due and payable in accordance with this Note, any payment of principal as and when the same becomes due and payable, or failure of the Borrowers to pay any interest, fee, or other payment within five
(5) days of the date when the same becomes due and payable, the Lender or any other holder of this Note may, at its option, accelerate the maturity of this Note and declare the unpaid balance of this Note then outstanding, together with all interest accrued thereon, to be immediately due and payable, then and in that event the entire balance of this Note then outstanding together with interest accrued thereon shall be immediately due and payable by the Borrowers to the Lender. The Borrowers waive diligence, presentment, demand, protest and notice of any kind except for any notice expressly provided for herein.

      9. WAIVER OF JURY TRIAL. THE PARTIES HERETO KNOWINGLY, IRREVOCABLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BETWEEN THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS NOTE.

      10. MANNER OF MAKING PAYMENTS. All payments and prepayments of this Note, interest thereon and any other amounts payable hereunder shall be paid in lawful money of the United States of America in immediately available funds during regular business hours of the Lender at such place as the Lender or any other holder of this Note may at any time or from time to time designate in writing to the Borrowers.

      11. COLLECTION COSTS. If this Note is forwarded to an attorney for collection after maturity hereof (whether by acceleration, declaration, extension or otherwise), the Borrowers jointly and severally promise to pay to the Lender on demand all reasonable costs and expenses of collection including reasonable attorneys' fees.

      12. CUMULATIVE REMEDIES; ETC. The rights and remedies of the Lender or any other holder hereof under this Note, the Loan Agreement and the other Loan Documents shall be cumulative and concurrent and may be pursued and exercised singularly, successively or concurrently at the sole discretion of the Lender, or any other holder hereof and may be exercised as often as the Lender or any other holder hereof shall deem necessary or desirable, and the non-exercise by the Lender or any other holder hereof of any such rights and remedies in any particular instance shall not in any way constitute a waiver or release thereof in that or any subsequent instance.

      13. GOVERNING LAW. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, and the Borrowers hereby irrevocably consent and submit to the jurisdiction and venue of any state or federal court sitting in the State of New York over any suit, action or judicial proceeding brought to enforce or construe this Note or arising out of or relating to this Note.

      IN WITNESS WHEREOF, the Borrowers have caused this Note to be executed in their name, and on their behalf by their authorized representative the day and year first written above.
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WITNESS:                             GALAXY INDUSTRIES CORPORATION


                                     By: /s/ Frank Reilly
                                        ---------------------------
                                        Name:  Frank Reilly
                                        Title: Vice President


                                     MIDSTATE MACHINE PRODUCTS


                                     By: /s/ Frank Reilly
                                        ---------------------------
                                        Name:  Frank Reilly
                                        Title: Vice President


                                     NATIONWIDE PRECISION PRODUCTS
                                       CORP.


                                     By: /s/ Frank Reilly
                                        ---------------------------
                                        Name:  Frank Reilly
                                        Title: Vice President


                                     GENERAL AUTOMATION, INC.


                                     By: /s/ Frank Reilly
                                        ---------------------------
                                        Name:  Frank Reilly
                                        Title: Vice President